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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-61940 and 333-66982 on Form S-3 and Registration Statement Nos. 333-43334, 333-53970, 333-54932, 333-105215, 333-124777, 333-150022, 333-163684 and 333-170285 on Form S-8 of our reports dated March 10, 2011, relating to the consolidated financial statements of Sonus Networks, Inc., and the effectiveness of Sonus Networks, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sonus Networks, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 10, 2011

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  EXHIBIT 23.1